UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to

Form S-8

Registration Statement No. 333-196609

UNDER

THE SECURITIES ACT OF 1933

BLUE CAPITAL REINSURANCE HOLDINGS LTD.

(Exact name of registrant as specified in its charter)

Bermuda	98-1120002
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Waterloo House

100 Pitts Bay Road

Pembroke HM 08

Bermuda

(Address of principal executive offices)

Blue Capital Reinsurance Holdings Ltd. 2013 Long-Term Incentive Plan

(Full title of the plan)

CT Corporation System

111 Eighth Avenue

New York, NY 10011

212-590-9070

(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

DEREGISTRATION OF UNSOLD SECURITIES

This Post-Effective Amendment No. 1 (the “Amendment”) relates to the Registration Statement on Form S-8 (Registration No. 333-196609) filed by Blue Capital Reinsurance Holdings Ltd., a Bermuda exempted company (the “Company”), with the U.S. Securities and Exchange Commission on June 9, 2014 (the “Registration Statement”). As previously announced on July 25, 2019, the Company’s Board of Directors decided to cease the Company’s active operations and pursue an orderly run-off of the Company’s liabilities and in-force portfolio and return capital to shareholders as the Company winds up its operations (the “Run-off”). In connection with the Run-off, the offerings pursuant to the Registration Statement have been terminated.

In accordance with the Company’s undertaking in Part II, Item 9 of the Registration Statement, the Registrant hereby amends the Registration Statement to remove from registration all securities registered but remaining unsold, if any, under the Registration Statement and to terminate the effectiveness of the Registration Statement as of the date hereof.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pembroke, Bermuda on November 7, 2019.

BLUE CAPITAL REINSURANCE HOLDINGS LTD.
(Registrant)

By:	/s/ John V. Del Col
Name: Title:	John V. Del Col Secretary

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ MICHAEL J. MCGUIRE	President, Chief Executive Officer and Chairman	November 7, 2019
Michael J. McGuire	(Principal Executive Officer)

/s/ GREG A. GARSIDE	Chief Financial Officer	November 7, 2019
Greg A. Garside	(Principal Financial Officer and Principal Accounting Officer)

/s/ D. ANDREW COOK	Director	November 7, 2019
D. Andrew Cook

/s/ JOHN V. DEL COL	Director	November 7, 2019
John V. Del Col

/s/ ERIC LEMIEUX	Director	November 7, 2019
Eric Lemieux

/s/ JOHN R. WEALE	Director	November 7, 2019
John R. Weale

AUTHORIZED REPRESENTATIVE

/s/ Eric Lemieux
Eric Lemieux

Director, as the duly authorized representative of Blue Capital Reinsurance Holdings Ltd. in the United States

Date: November 7, 2019